EXHIBIT 4.2

Form of Right Certificate

Certificate No. R-________

NOT EXERCISABLE AFTER JULY 21, 2014 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH 1N THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

CAPITOL BANCORP LTD.

This certifies that ________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 21, 2009 as the same may be amended from time to time (the “Rights Agreement”), between Captiol Bancorp Ltd., a Michigan corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Lansing, Michigan time, on July 21, 2014 at the office of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series X Junior Participating Preferred Stock, no par value per share (the “Series X Preferred Stock”), of the Company, at a purchase price of $5.00 per one one-thousandth of a share of Series X Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Series X Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 31, 2009, based on the Series X Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Series X Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights

Agreement are on file at the principal executive offices of the Company. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series X Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for shares of Series X Preferred Stock or shares of the Company’s Common Stock.

No fractional shares of Series X Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Series X Preferred Stock which are integral multiples of one one-thousandth of a share of Series X Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series X Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________ __, 2009.

ATTEST:                                                                                        CAPITOL BANCORP LTD.

By:  __________________________                                                             By: _______________________

Countersigned:

_____________________________ ,
MELLON INVESTOR SERVICES LLC
as Rights Agent

By:  __________________________
       Authorized Signatory

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
  holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED __________________ hereby sells, assigns and transfer unto __________________________

(Please print name and address of transferee)

Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: _________, ____

__________________
Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

_______________________________
Signature

Form of Reverse Side of Right Certificate — continued
FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
 Rights represented by the Rights Certificate)

To the Rights Agent:

The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the shares of Series X Junior Participating Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Series X Junior Participating Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address of transferee)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number: ___________________

(Please print name and address of transferee)

Dated: _________, ____                                                                                     ________________________________

                                                    Signature

(Signature must conform to holder
specified on Right Certificate)
Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

_______________________________
Signature

Form of Reverse Side of Right Certificate — continued

Notice

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

______________